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                                                                     Exhibit 5.1


                                February 12, 2001

SLM Holding Corporation
11600 Sallie Mae Drive
Reston, Virginia 20193

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of SLM Holding Corporation (the "Corporation") and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (File No. 333-54642) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") in connection with the proposed offer and sale up to 7,909,505 shares of common stock, par value .20 per share (the "Common Stock"), of the Corporation. Such shares are to be sold by the selling shareholders in the named Registration Statement.

         I have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate of the purposes of this opinion.

         Based on the foregoing, I am of the opinion that the Common Stock is duly and validly authorized and issued, fully paid, and nonassessable.

         I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the District of Columbia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ MARIANNE M. KELER

                                                     Marianne M. Keler